EXHIBIT 5.1

                          [Vinson & Elkins Letterhead]


WRITER'S TELEPHONE                                                 WRITER'S FAX
  (713) 758-2222                                                  (713) 758-2346

                                  June 3, 1996

Hi-Lo Automotive, Inc.
2575 West Bellfort
Houston, Texas  77054

Gentlemen:

         We have acted as counsel for Hi-Lo Automotive, Inc., a Delaware corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 300,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which may be issued under the Hi-Lo Automotive, Inc. 1990 Stock Plan, as amended (the "Plan").

         In connection with the opinion expressed herein, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate. In rendering this opinion we have relied, as to factual matters, on such certificates and other communications of public officials and officers of the Company as we have deemed necessary or appropriate.

         Based upon the foregoing examination and review, we are of the opinion that the Shares to be issued pursuant to the Plan, have been duly authorized for issuance and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any state securities laws, as may be applicable, have been complied with, and (c) the Shares are issued in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Vinson & Elkins, L.L.P.

                                                VINSON & ELKINS L.L.P.